UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

LGBTQ LOYALTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54867	80-0671280
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2435 Dixie Highway, Wilton Manors, FL	33305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 947-6133

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LFAP	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On December 2, 2021, the Board of Directors (the “Board”) of LGBTQ Loyalty Holdings, Inc. (the “Company”) appointed Deborah Fuhr to fill a vacant director position in the Board, effective immediately. At this time, Ms. Fuhr has not been named to any committees of the Board.

Deborah Fuhr is the managing partner and founder of ETFGI, an independent research and consultancy firm covering all of the products, issuers, exchanges, and trends in the global ETFs and ETPs industry, which launched in 2012 in London. ETFGI offers a number of paid for subscription research services and holds events. She is also the founder of the ETFGI Global ETF Insights Summits, as well as the editorial director, producer, presenter and co-founder of ETF TV. ETF TV segments provide monthly insights into the use, trading, regulatory and product development trends for exchange traded funds ETFs and exchange traded products ETPs across Europe, the Americas and Asia Pacific markets for professional investors. Ms. Fuhr is also Co-President and Founder of Women in ETFs, an organization that provides opportunities for connection, support and inspiration to both women and men in the ETF industry. Previously, Ms. Fuhr served as global head of ETF research and implementation strategy and as a managing director at BlackRock/Barclays Global Investors from 2008 to 2011. She also worked as a managing director and head of the investment strategy team at Morgan Stanley in London from 1997 to 2008 and as an associate at Greenwich Associates.

As compensation for her service as director, Ms. Fuhr will receive 1,000,000 shares of the Company’s common stock. Ms. Fuhr was not appointed as a director as a result of any arrangement or understanding between Ms. Fuhr and any other persons. No family relationship exists between Ms. Fuhr and any of the Company’s directors or executive officers. There are no related-party transactions in which Ms. Fuhr or any of her immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On December 2, 2021, the Company issued a press release announcing the completion the appointment of Ms. Fuhr to the Company’s Board of Directors. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated December 2, 2021, announcing appointment of Deborah Fuhr to the Board of the Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGBTQ LOYALTY HOLDINGS, INC.

Date: December 8, 2021	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer